UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 23, 2007

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 23, 2007, Penn Virginia Operating Co., LLC (the “Operating Company”), a wholly owned subsidiary of Penn Virginia Resource Partners, L.P., entered into a Purchase and Sale Agreement with MeadWestvaco Corporation (“MeadWestvaco”) providing for the Operating Company’s purchase of approximately 62,000 fee acres of forestland in West Virginia from MeadWestvaco for $93.1 million in cash payable at closing (the “Transaction”).

The closing of the Transaction is subject to customary closing conditions, including the completion of title review. The Operating Company will pay for the Transaction, which is expected to close prior to September 30, 2007, through its credit facility.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Penn Virginia Resource Partners, L.P. press release dated August 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2007

Penn Virginia Resource Partners, L.P.
By:	Penn Virginia Resource GP, LLC
its general partner

By:	/s/ Nancy M. Snyder
Nancy M. Snyder
Vice President, General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1	Penn Virginia Resource Partners, L.P. press release dated August 24, 2007.